UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 29, 2011 (August 23, 2011)
Bob Evans Farms, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-1667	31-4421866

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3776 South High Street, Columbus, Ohio	43207

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (614) 491-2225
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.
Bob Evans Farms, Inc. (the “Company”) held its 2011 Annual Meeting of Stockholders (the “Annual Meeting”) on August 23, 2011 in Columbus, Ohio. At the Annual Meeting, 25,344,669 shares of the Company’s common stock, par value $.01 per share, were represented in person or by proxy, which constituted a quorum.
At the Annual Meeting, our stockholders voted on seven proposals. The proposals are described in detail in the Company’s definitive proxy materials which were filed with the Securities and Exchange Commission and first made available to our stockholders on July 14, 2011.
At the Annual Meeting, our stockholders voted to re-elect directors Cheryl L. Krueger, G. Robert Lucas II and Eileen A. Mallesch. Each of these directors will serve a term that expires at our 2012 Annual Meeting of Stockholders.
Our stockholders took the following actions on the other six proposals at the Annual Meeting:
•	Proposal 2 to approve the advisory resolution on executive compensation was approved by our stockholders.
•	Under Proposal 3, our stockholders voted in favor of holding future advisory votes on executive compensation every year.
•	Proposal 4, a stockholder proposal requesting the use of cage-free eggs at Bob Evans restaurants, was not approved by our stockholders.
•	Proposal 5 to amend our Amended and Restated Bylaws to provide for the annual election of all directors was approved by our stockholders.
•	Proposal 6 to reduce the stockholder approval threshold required to amend Section 3.01 of our Amended and Restated Bylaws from 80 percent of our outstanding common shares to a simple majority was approved by our stockholders.
•	Under Proposal 7, the selection of Ernst & Young LLP to serve as our independent registered public accounting firm for the fiscal year ending April 27, 2012 was ratified.
The final vote tallies for each proposal are set forth below:
Proposal 1. To elect three Class I directors for terms expiring at our 2014 Annual Meeting of Stockholders, unless Proposal 5 is approved by our stockholders, then for terms expiring at our 2012 Annual Meeting of Stockholders:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-votes
Cheryl L. Krueger	22,421,111	156,064	52,656	2,714,838
G. Robert Lucas, II	22,435,395	142,388	52,048	2,714,838
Eileen A. Mallesch	22,456,706	96,137	76,988	2,714,838
Directors whose terms of office continued after the Annual Meeting are: Larry C. Corbin, Steven A. Davis, Michael J. Gasser, Dr. E. Gordon Gee, E.W. (Bill) Ingram III, Bryan G. Stockton and Paul S. Williams. The terms of office for Messrs. Corbin, Davis and Williams expire at our 2012 Annual Meeting of Stockholders. The terms of office for Messrs. Gasser, Gee, Ingram and Stockton expire at our 2013 Annual Meeting of Stockholders.

Proposal 2. To approve the advisory resolution on executive compensation:

Votes For	Votes Against	Abstentions	Broker Non-votes
22,124,959	348,907	155,965	2,714,838
Proposal 3. To vote on the frequency of future advisory votes on executive compensation:

1 Year	2 Years	3 Years	Abstentions
19,602,715	100,410	2,771,352	155,354
Based on the voting results above, our Board of Directors has determined that the Company will submit an advisory vote to our stockholders to approve our executive compensation on an annual basis until the next required vote on the frequency of stockholder votes on executive compensation.
Proposal 4. To vote on a stockholder proposal on the use of cage-free eggs at Bob Evans restaurants:

Votes For	Votes Against	Abstentions	Broker Non-votes
855,202	17,103,409	4,671,220	2,714,838
Proposal 5. To amend our Amended and Restated Bylaws to provide for the annual election of all directors:

Votes For	Votes Against	Abstentions
24,766,717	504,559	73,393
Proposal 6. To reduce the stockholder approval threshold required to amend Section 3.01 of our Amended and Restated Bylaws from 80 percent of our outstanding common shares to a simple majority:

Votes For	Votes Against	Abstentions
24,398,096	859,207	87,366
Proposal 7. To ratify the selection of Ernst & Young LLP to serve as our independent registered public accounting firm for the fiscal year ending April 27, 2012:

Votes For	Votes Against	Abstentions
24,761,827	519,533	63,309

Item 8.01.	Other Events.
Set forth below is an updated description of the Company’s capital stock, reflecting the amendments to our Amended and Restated Bylaws that were approved by our stockholders at the Annual Meeting.

Description of Capital Stock, Certificate of Incorporation and Bylaws.
We are incorporated under the Delaware General Corporation Law (the “DGCL”). The following descriptions of our capital stock and provisions of our restated certificate of incorporation (“Certificate”) and our amended and restated by-laws (“Bylaws”) and of provisions of the DGCL are summaries of their material terms and are qualified by reference to our Certificate and Bylaws, copies of which have been filed with the Securities and Exchange Commission, and to the DGCL.
Common Stock. Our Certificate authorizes us to issue up to 100,000,000 shares of common stock, par value $0.01 per share (“Common Stock”). As of August 26, 2011, we had 30,332,399 shares of Common Stock issued and outstanding. No holder of any class of our capital stock has any preemptive or preferential right of subscription to any shares of any class of our stock.
Voting Rights. At every meeting of the stockholders in connection with the election of directors and all other matters submitted to a vote of stockholders, every share of our Common Stock is entitled to one vote in person or by proxy by the holder in whose name the share is registered on our transfer books. The holders of our Common Stock vote together as a single class, except as otherwise provided by the DGCL.
No Cumulative Voting. The DGCL denies stockholders the right to cumulate votes in the election of directors unless our Certificate provides otherwise. Our Certificate does not provide for cumulative voting. As such, no holder of shares of our Common Stock may cumulate votes in director elections.
Dividends and Distributions. Each share of our Common Stock is entitled to participate equally, when and if declared by the Board from time to time, in such dividends and other distributions in cash, stock or property from our assets or funds as may become legally available for such purposes. In the event of our liquidation, dissolution or winding up, holders of our Common Stock (other than to the extent of its par value), after the payment of liabilities, will be entitled to receive proportionately any of our remaining assets.
Change of Control Related Provisions of Our Certificate and Bylaws and the DGCL. Provisions in our Certificate and Bylaws, and in the DGCL, may make it difficult, expensive and time-consuming for a third party to pursue a takeover attempt even if a change in control could be beneficial to the interests of our stockholders. Any provision of our Certificate or Bylaws or the DGCL that has the effect of delaying or deterring a change in control could limit the opportunity for our stockholders to receive a premium for their shares of our Common Stock, and could also affect the price that some investors are willing to pay for shares of our Common Stock.
Business Combinations and Transactions with Interested Shareholders. The restriction on business combinations contained in our Certificate and the restrictions on transactions with interested stockholders contained in the DGCL are similar and address many of the same circumstances. The provision in Section Tenth of our Certificate, however, is broader and applies to a greater number of transactions, and also imposes a “fair price” requirement on such transactions unlike the comparable provision in the DGCL. Neither the provision in our Certificate nor the provisions in the DGCL overrides or cancels the other, and both provisions must be separately applied to a potential business combination transaction. In some situations, this could result in two separate stockholder votes being required to approve the transaction.

Section Tenth of Our Certificate. We may not engage in any “business combination” (which generally includes any merger, consolidation, sale or disposition of a substantial amount of assets, liquidation or reorganization) with any “acquirer” unless the business combination has been approved by a “special shareholder vote” of 80% of the total outstanding shares of our Common Stock, and 67% of the shares of our Common Stock not held by the acquirer. This special shareholder vote generally does not apply if “fair consideration” will be paid to our stockholders and a majority of our directors who are not affiliated with the acquirer have approved the transaction.
An “acquirer” is any person who: (i) directly or indirectly owns 20% or more of our outstanding Common Stock; (ii) is a current affiliate of ours who at any time in the last two years owned 20% of our outstanding shares of Common Stock; or (iii) acquired shares that at any time in the immediately preceding two years were owned by of any person in clauses (i) and (ii) in a transaction that was not a public offering.
“Fair consideration” is the highest of the following: (i) the highest price paid by the acquirer for our Common Stock in the preceding two years or in the transaction in which the person became an “acquirer,” whichever is higher; (ii) the fair market value of our shares of Common Stock at the time the acquirer obtained our shares or on the date the proposed business combination was announced, whichever is higher; and (iii) the fair market value of our shares of Common Stock determined under clause (ii) multiplied by a ratio of (x) the amount under clause (i), to (y) the fair market value of our shares of Common Stock in the two years before the acquirer obtained any of our Common Stock.
Delaware Statute. We have not opted out of the provisions of Section 203 of the DGCL. In general, Section 203 prohibits us from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date on which the person becomes an interested stockholder, unless: (i) prior to the time that the stockholder becomes an interested stockholder, our Board of Directors approves the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the stockholder owns at least 85% of our outstanding voting stock at the time the transaction commenced (excluding shares held by directors who are also officers, and excluding shares held in employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or (iii) at or subsequent to the time the stockholder becomes an interested stockholder, the business combination is approved by our Board of Directors and by 66 2/3% of our outstanding voting stock, excluding shares held by the interested stockholder, at a meeting of stockholders (and not by written consent). For purposes of Section 203, “business combinations” generally include mergers, asset sales and certain other transactions resulting in a financial benefit to an interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns (or is an affiliate and within the past three years, has owned) 15% or more of our voting stock.
Even though we have not currently opted out of Section 203, the DGCL permits us to later opt out of Section 203 if stockholders holding a majority of our voting stock approve an amendment to our Certificate or Bylaws electing not to be governed by Section 203; however, any such amendment would not be effective until 12 months after adoption, and any business combination with an interested stockholder during that time would remain subject to Section 203.
Unissued Shares of Capital Stock. The remaining shares of our authorized and unissued Common Stock will be available for future issuance without additional stockholder approval. While the availability of additional shares is not designed to deter or prevent a change of control, under some circumstances we could use the additional shares to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control of us by, for example, issuing those shares in private placements to purchasers who might side with our Board of Directors in opposing a hostile takeover bid.

Size of Board; Election of Directors; Vacancies. Our Bylaws provide that the number of directors will be not less than nine nor more than fifteen. The number of directors may be fixed and modified from time to time as provided in our Bylaws, and is currently set at ten. Any action taken by our Board of Directors to increase the number of directors requires the concurrence of at least 80% of the directors then in office.
In accordance with our Bylaws, directors elected to our Board of Directors at or after our annual meeting of stockholders held in 2011 will hold office until the first annual meeting of stockholders following their election and until their successors are duly elected and qualified, or until their earlier death, resignation or removal from office.
Our Bylaws provide that vacancies in our Board of Directors (including a vacancy created by an increase in the size of our Board) may be filled only by our Board. Any director elected to fill a vacancy will hold office until the next election of directors and until such director’s successor is duly elected and qualified, or until such director’s earlier death, resignation or removal from office.
Limits on Ability of Stockholders to Remove Directors. Our Bylaws provide that a director can be removed from office at any time, with or without cause, but only by the affirmative vote of the holders of at least 80% of all of our outstanding shares of capital stock entitled to vote on the election of directors at a meeting of stockholders called for that purpose. However, if our Board of Directors, by an affirmative vote of at least 66 2/3% of the entire Board, recommends removal of a director to the stockholders, the director may be removed by the affirmative vote of the holders of a majority of our outstanding shares of capital stock entitled to vote on the election of directors at a meeting of stockholders called for that purpose.
Advance Notice Provisions for Stockholder Nominations of Directors and Stockholder Proposals. Our Bylaws establish an advance notice procedure for stockholders to make nominations of candidates for election as director or to bring other business before a meeting of our stockholders. Our advance notice provision further distinguishes director nominations from other business, as well as annual meetings from special meetings. The advance notice provision in our Bylaws is separate and distinct from, and does not affect any rights to utilize Rule 14a-8 under the Securities and Exchange Act of 1934, as amended.
In general, the advance notice procedure in our Bylaws provides that: (i) no business may be brought before a meeting unless it is brought in accordance with our advance notice provision and is timely given (generally, not more than 120 nor less than 90 days in advance of the anniversary date of the prior annual meeting, or not more than 120 or less than 90 days before the special meeting); (ii) a stockholder who wants to make a nomination or a proposal at the meeting must meet specific deadlines and provide detailed information, including, but not limited to, information on its beneficial ownership of our Common Stock and whether it is vote borrowing or taking short positions or has obtained proxies or entered into voting arrangements; (iii) the stockholder must disclose any arrangements that it has with a nominee for director or any interest it has in the business it proposes to present at the meeting; and (iv) the notice provided to us must include whether or not the stockholder intends to solicit proxies from our stockholders. Our Bylaws also provide that when our Board of Directors determines that an election is contested, our majority voting provision for director elections is suspended for that particular election.
Calling Special Stockholder Meetings. Our Bylaws provide that a special meeting of stockholders may only be called by our chief executive officer, by two-thirds of our Board of Directors, or by the holders of a majority of the shares of our Common Stock issued and outstanding and entitled to vote on the date such request is received by us.

Stockholder Action by Written Consent. Our Bylaws expressly allow for stockholder actions by written consent, provided that such actions must be signed by all of the holders of the outstanding shares of our Common Stock who would be entitled to notice if a meeting were held.
Limitation of Liability of Directors; Indemnification of Directors and Officers. Our Certificate contains provisions permitted under the DGCL relating to the liability of directors. These provisions eliminate a director’s personal liability for monetary damages resulting from a breach of fiduciary duty, except in circumstances involving: (i) any breach of the director’s duty of loyalty; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) Section 174 of the DGCL (unlawful dividends); or (iv) any transaction from which the director derives an improper personal benefit.
The principal effect of the limitation on liability provisions in our Certificate is that a stockholder will be unable to bring an action for monetary damages against a director unless the stockholder can demonstrate a basis for liability for which indemnification is not available under the DGCL. These provisions, however, do not limit or eliminate our rights or any stockholder’s rights to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of director’s fiduciary duty. These provisions do not alter a director’s liability under federal securities laws.
Our Bylaws provide that we are required to indemnify our directors and officers, to the fullest extent permitted by law, for all judgments, fines, settlements, legal fees and other expenses incurred in connection with pending or threatened legal proceedings because of the director’s or officer’s positions with us or another entity that the director or officer serves at our request, subject to various conditions, and to advance funds to our directors and officers to enable them to defend against such proceedings.
Supermajority Voting Requirements for Amendment of Certain Provisions of Our Bylaws and Certificate. Our Bylaws provide that any amendment to, or repeal of, the provisions dealing with amendments to the Bylaws, and the sections in the Bylaws dealing with special meetings of stockholders, quorum for stockholder meetings and the removal of directors, requires the affirmative vote of the holders of 80% of our issued and outstanding Common Stock.
Our Certificate provides that any amendment to, or repeal of, the provisions dealing with amendments to the Certificate, and the sections in the Certificate dealing with business combinations, limits on the liability of directors and the removal of directors generally requires the affirmative vote of the holders of 80% of our issued and outstanding Common Stock.
Exchange Listing. Shares of our Common Stock are listed on The NASDAQ Stock Market under the ticker symbol “BOBE.”
Transfer Agent and Registrar. American Stock Transfer & Trust Company, LLC currently serves as our transfer agent and registrar for our Common Stock.

Item 9.01.	Financial Statements and Exhibits.
(a)	Financial statements of business acquired. Not Applicable.

(b)	Pro forma financial information. Not applicable.

(c)	Shell company transactions. Not Applicable.

(d)	Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Bob Evans Farms, Inc. (As Amended on August 23, 2011)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOB EVANS FARMS, INC.
Date: August 29, 2011	By:	/s/ Kevin C. O’Neil
Kevin C. O’Neil
Vice President, General Counsel and Corporate Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Bob Evans Farms, Inc. (As Amended on August 23, 2011)